Exhibit 10.2 – Form of Restricted Stock Agreement

RESTRICTED STOCK AGREEMENT
[Date]

[Recipient Name & Address]

Dear ____________,

I am pleased to inform you that you have been granted a Restricted Stock Award of __________ shares of Lee Enterprises, Incorporated Common Stock, $0.01 par value. You are receiving this award under the Company’s Amended and Restated 1990 Long-Term Incentive Plan (Effective October 1, 1999, as amended effective February 17, 2016), as presently written or later amended (the “Plan”) as outlined below.

SUMMARY OF AWARD
Granted To:

Grant Date:

Restricted Stock Award:

Restricted Stock Price Per Share:	$

Vesting Schedule:	Restricted Stock does not vest until

LEE ENTERPRISES, INCORPORATED

By _________________________________

By clicking on the “I agree” box at the top of this electronic mail message, I acknowledge receipt of this Restricted Stock Award as of the Grant Date above, which has been issued to me under the terms and conditions of the Plan and as stated in this letter agreement. I further acknowledge I can obtain the Prospectus, including the Plan at http://www.lee.net/prospectus. I agree to all of the terms and conditions of this letter agreement and the Plan.

If an “I Agree” box does not appear at the top of this signature, your consent may be acknowledged by printing out this form, signing, dating
           and faxing it to                                                       at (___)                                .

Signature:  ____________________________                                                                                                Date: ____________________
                   Name
Note:            If there are any discrepancies in the name or address shown above, or if you are unable to access the Prospectus, please notify
at (___)                                .

SUMMARY OF ADDITIONAL TERMS OF AWARD

1.  Restricted Stock Award.

(a) You own the Restricted Stock as of the date of this letter agreement, subject to the provisions for your forfeiture described in subparagraph (b) below.

(b) Upon termination of your employment for any reason other than death, permanent and total disability or normal retirement (as defined in the Plan) before __________________ all of your rights to the Restricted Stock will be forfeited to the Company, unless otherwise determined by the Company’s Executive Compensation Committee (the “Committee”). The determination as to waiver of the forfeiture of all or any part of the Restricted Stock Award will be made at the sole, complete and absolute discretion of the Committee. Its determination will be final and binding on you and the Company. No action by the Committee will constitute a waiver of the Committee’s discretion to act at any time under the terms of this letter agreement regarding the matters reserved to its discretion, unless such waiver is unequivocally expressed in writing by the Committee addressed to you and the Company.

(c) This letter agreement will not be transferable and may not be encumbered or disposed of in whole or in part during your lifetime. During your lifetime and the term of this letter agreement, your rights under this letter agreement may be exercised solely by you. Upon your death any rights, to the extent exercisable or vested on the date of your death, may be exercised by your estate or by a person who acquires the right to ownership of your Restricted Stock by bequest, inheritance or otherwise by reason of your death. Evidence satisfactory to the Committee of your death and the proper legal standing of your successor in interest must be provided.

(d) During the term of this letter agreement, you will be entitled to all distributions related to the Restricted Stock. However, any distributions related to the Restricted Stock represented by additional shares of the Company, whether by reason of stock dividend, split-up or other recapitalization of the Company, will be retained and held by the Company for the term of this letter agreement as provided in this letter agreement.

(e) During the term of this letter agreement, the certificates evidencing ownership of the Restricted Stock will be retained by the Company, as security for your performance of all obligations under this letter agreement. By execution of this letter agreement, you are appointing the Company’s chief financial officer as your duly authorized agent and attorney-in-fact for and on your behalf and subject to the terms of this letter agreement to hold and retain your Restricted Stock certificates related to the Restricted Stock granted by this letter agreement or later distributed by the Company during the term of this letter agreement related to the original Restricted Stock. Further, you appoint him or her to execute and deliver to the Company any and all such share certificates you forfeit under the terms of this letter agreement or as otherwise required by the Plan.

(f) Unless forfeited as described in subparagraph (b) above, your Restricted Stock certificates evidencing ownership of the Restricted Stock will be delivered to you unconditionally and without requirement for payment by you, on _____________. This letter agreement will terminate upon distribution of the Restricted Stock.

(g) This grant is subject to the requirement that, if at any time the Company’s Board of Directors determines, in its discretion, that the listing, registration or qualification of the Restricted Stock on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Restricted Stock Award or the issuance or acquisition of your Restricted Stock, the grant will not be effective in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company’s Board of Directors.

(h) The Plan is incorporated in this letter agreement by reference and is made a part of this letter agreement as if fully set forth in this letter agreement. The Plan will control if there is any conflict between the Plan and this letter agreement. Also, the Plan will control on such matters as are not contained in this letter agreement. Defined terms which are not given specific meaning in this letter agreement will have the meanings used in the Plan.

(i) Any dispute or disagreement which arises under, as a result of, or in any way related to the interpretation or construction of this letter agreement will be determined by the Committee. Any such determination made under this letter agreement will be final, binding and conclusive for all purposes.

2.  Change in Present Stock or Business Combination. If any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends occurs, the Committee will make such substitution or adjustment, if any, as it deems to be equitable (a) to accomplish fairly the purposes of the Plan, and (b) to preserve the intended benefits of the Plan to the Participants and the Company, as to the number or kind of shares of the Company’s Common Stock or other securities issued or reserved for issuance under the Plan.  Upon the occurrence of a Business Combination, as defined in the Plan, which is the result of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries in which the Company is not the resulting entity, or a sale or other disposition of all or substantially all of the assets of the Company, then each Restricted Stock Award then-outstanding will be cancelled and substituted with a Replacement Award, as defined in the Plan, of equity in the acquiring entity.

3.  Change in Control. Notwithstanding any other provision of the Plan to the contrary, if a Change of Control, as defined in the Plan, is determined to have occurred, any Restricted Stock will remain subject to any applicable restrictions, but will remain in effect in accordance with the terms of such Restricted Stock, unless you are terminated from your employment with the Corporation within the Employment Period, as defined in the Plan, in which case the restrictions and deferral limitations applicable to your Restricted Stock will lapse, and such Restricted Stock will become free of all restrictions and  become fully vested and transferable to the full extent of the original grant.

4.  Effect Upon Employment. Nothing contained in this letter agreement will restrict the right of the Company to terminate your employment at any time with or without cause.

5.  Notices. Each notice relating to this letter agreement must be in writing and delivered in person or by registered or certified mail, and if given to the Company, at its office, 201 N. Harrison Street, Suite 600, Davenport, Iowa 52801, attention of the Vice President-Human Resources. Notices given to you or other person or persons then entitled to exercise this award will be given at your last address given to the Company. Either party may change the address to which such notices are to be given by notice in writing to the other in accordance with the terms of this letter agreement.

6.  Governing Law. This letter agreement is governed by the laws of the State of Delaware.

7.  Successors in Interest. This letter agreement will inure to the benefit of and be binding upon each successor and assign of the Company and your heirs, legatees and legal representatives.

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